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                                  EXHIBIT 32.1

                  Certification of Principal Executive Officer

                       Pursuant to 18 U.S.C. Section 1350

In connection with the accompanying Report on Form 10-Q of Sterling Financial Corporation ("Sterling") for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Harold B. Gilkey, Chief Executive Officer of Sterling, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 8, 2006    By:    /s/ Harold B. Gilkey
                               -------------------------------------------------
                               HAROLD B. GILKEY
                               Chairman and Chief Executive Officer

This certification accompanies each Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Sterling for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Sterling and will be retained by Sterling and furnished to the Securities and Exchange Commission upon request.

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